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                              DORSEY & WHITNEY LLP

                                   SUITE 1500
                              50 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402

                                December 11, 2009

First American Strategy Funds, Inc.
800 Nicollet Mall
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

     We have acted as counsel to First American Strategy Funds, Inc., a Minnesota corporation (the "Company"), in rendering the opinion hereinafter set forth with respect to the authorization of the following series and classes of the Company's common shares, par value $0.01 per share, which are also known by the names set forth opposite their respective series and class designations:

Series and Class                                  Name
----------------         ---------------------------------------------------
Series A, Class One:     Strategy Conservative Allocation Fund, Class R
Series A, Class Two:     Strategy Conservative Allocation Fund, Class A
Series A, Class Three:   Strategy Conservative Allocation Fund, Class B
Series A, Class Four:    Strategy Conservative Allocation Fund, Class C
Series A, Class Five:    Strategy Conservative Allocation Fund, Class Y
Series B, Class One:     Strategy Balanced Allocation Fund, Class R
Series B, Class Two:     Strategy Balanced Allocation Fund, Class A
Series B, Class Three:   Strategy Balanced Allocation Fund, Class B
Series B, Class Four:    Strategy Balanced Allocation Fund, Class C
Series B, Class Five:    Strategy Balanced Allocation Fund, Class Y
Series C, Class One:     Strategy Growth Allocation Fund, Class R
Series C, Class Two:     Strategy Growth Allocation Fund, Class A
Series C, Class Three:   Strategy Growth Allocation Fund, Class B
Series C, Class Four:    Strategy Growth Allocation Fund, Class C
Series C, Class Five:    Strategy Growth Allocation Fund, Class Y
Series D, Class One:     Strategy Aggressive Growth Allocation Fund, Class R
Series D, Class Two:     Strategy Aggressive Growth Allocation Fund, Class A
Series D, Class Three:   Strategy Aggressive Growth Allocation Fund, Class B
Series D, Class Four:    Strategy Aggressive Growth Allocation Fund, Class C
Series D, Class Five:    Strategy Aggressive Growth Allocation Fund, Class Y


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The shares of the Company referred to above are referred to herein collectively as the "Shares."

     We understand that the Shares are being registered under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to the Company's Registration Statement on Form N-1A (File No. 333-7463) relating to such shares (the "Registration Statement"). In rendering the opinion hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Company, certificates of public officials and of responsible officers of the Company, and other documents as we have deemed necessary as a basis for such opinion. As to the various matters of fact material to such opinion, we have, when such facts were not independently established, relied to the extent we deemed proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

     In addition, in rendering the opinion hereinafter expressed, we have assumed, with the concurrence of the Company, that all of the Shares will be issued and sold upon the terms and in the manner set forth in the Registration Statement; that the Company will not issue Shares in excess of the numbers authorized in the Company's articles of incorporation as in effect at the respective dates of issuance; and that the Company will maintain its corporate existence and good standing under the laws of the State of Minnesota in effect at all times after the date of this opinion.

     Based on the foregoing, it is our opinion that the Shares issued from and after the date hereof, when issued and delivered by the Company as described in the Registration Statement, will be legally issued and fully paid and non-assessable.

     In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Minnesota. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Dorsey & Whitney LLP

JDA


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